As filed with the Securities and Exchange Commission on February 17, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cboe Global Markets, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5446972 (I.R.S. Employer Identification Number)
433 West Van Buren Street
Chicago, Illinois 60607
(312) 786-5600
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Patrick Sexton
Executive Vice President, General Counsel
and Corporate Secretary
Cboe Global Markets, Inc.
433 West Van Buren Street
Chicago, Illinois 60607
(312) 786-5600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:
Jeffrey R. Shuman
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Cboe Global Markets, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Depositary Shares
Purchase Contracts
Units

This prospectus contains a general description of the securities Cboe Global Markets, Inc. may offer for sale from time to time. We will describe the specific terms of any securities that we offer in supplements to this prospectus. Any prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus for a description of the factors you should consider before deciding to invest in securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of such underwriters, dealers or agents and any applicable commissions or discounts. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 17, 2023.

We have not authorized anyone to provide you with information other than, and you should rely only on, the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, any related free writing prospectus we authorize that supplements this prospectus, and the other information to which we refer you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the “shelf” registration process for delayed offerings and sales of securities pursuant to Rule 415 under the Securities Act, we may, at any time and from time to time, in one or more offerings, sell securities under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the offering. Any prospectus supplement and any related free writing prospectus may also add, update or change the information in this prospectus or in any document incorporated or deemed to be incorporated by reference herein. Please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.
As used in this prospectus, unless stated otherwise or the context requires otherwise, “Cboe Global Markets,” “Cboe,” the “Company,” “we,” “us” and “our” refer to Cboe Global Markets, Inc. and its consolidated subsidiaries. Further, references in the sections of this prospectus entitled “Description of Cboe Global Markets Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Depositary Shares,” “Description of Purchase Contracts” and “Description of Units” to “Cboe Global Markets,” the “Company,” “we,” “us” and “our” are only to Cboe Global Markets, Inc., the issuer of the applicable securities, and not to its subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and related free writing prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for such statements. These statements can sometimes be identified by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from that expressed or implied by the forward-looking statements.
While we believe we have identified the risks that are material to us, these risks and uncertainties are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Some factors that could cause actual results to differ include:
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the loss of our right to exclusively list and trade certain index options and futures products;

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economic, political and market conditions;

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compliance with legal and regulatory obligations;

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price competition and consolidation in our industry;

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decreases in trading or clearing volumes, market data fees or a shift in the mix of products traded on our exchanges;

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legislative or regulatory changes or changes in tax regimes;

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our ability to protect our systems and communication networks from security vulnerabilities and breaches;

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our ability to attract and retain skilled management and other personnel, including compensation inflation;

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increasing competition by foreign and domestic entities;

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our dependence on and exposure to risk from third parties;

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global expansion of operations;

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factors that impact the quality and integrity of our indices;

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our ability to manage our growth and strategic acquisitions or alliances effectively;

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our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights;

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our ability to minimize the risks, including our credit and default risks, associated with operating a European clearinghouse;

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our ability to accommodate trading and clearing volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems;

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misconduct by those who use our markets or our products or for whom we clear transactions;

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challenges to our use of open source software code;

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our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status;

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our ability to maintain BIDS Trading as an independently managed and operated trading venue, separate from and not integrated with our registered national securities exchanges;

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damage to our reputation;

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the ability of our compliance and risk management methods to effectively monitor and manage our risks;

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restrictions imposed by our debt obligations and our ability to make payments on or refinance our debt obligations;

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our ability to maintain an investment grade credit rating;

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impairment of our goodwill, long-lived assets, investments or intangible assets;

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the impacts of pandemics;

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the accuracy of our estimates and expectations;

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litigation risks and other liabilities; and

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operating a digital asset business, and clearinghouse, including the expected benefits of our ErisX acquisition, subsequently rebranded to Cboe Digital, cybercrime, changes in digital asset regulation, losses due to digital asset custody, and fluctuations in digital asset prices.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see the information described below under the heading “Risk Factors.”

THE COMPANY
Cboe Global Markets, Inc., a leading provider of market infrastructure and tradable products, delivers cutting-edge trading, clearing and investment solutions to market participants around the world. The Company is committed to operating a trusted, inclusive global marketplace, and to providing leading products, technology and data solutions that enable participants to define a sustainable financial future. Cboe provides trading solutions and products in multiple asset classes, including equities, derivatives, FX, and digital assets, across North America, Europe, and Asia Pacific.
Cboe’s subsidiaries include the largest options exchange and the third largest stock exchange operator in the U.S. In addition, the Company operates one of the largest stock exchanges by value traded in Europe, and owns Cboe Clear Europe (rebranded from EuroCCP in November of 2022), a leading pan-European equities and derivatives clearinghouse, BIDS Trading, a leading block-trading ATS by volume in the U.S., MATCHNow (operating as TriAct Canada Marketplace L.P.), a leading equities ATS in Canada, Cboe Australia, an operator of trading venues in Australia, and Cboe Japan, an operator of trading venues in Japan. Cboe also is a leading market globally for exchange-traded products listings and trading. On May 2, 2022, Cboe completed its acquisition of ErisX, subsequently rebranded to Cboe Digital, an operator of a U.S. based digital asset spot market, a regulated futures exchange, and a regulated clearinghouse. On June 1, 2022, Cboe completed its acquisition of NEO Exchange Inc., which is a recognized Canadian securities exchange.
Cboe Global Markets, Inc. was incorporated in the State of Delaware in August 2006. Our principal executive offices are located at 433 West Van Buren Street, Chicago, Illinois 60607, and our telephone number is (312) 786-5600. In addition to the Chicago headquarters, the Company has offices in Amsterdam, Belfast, Hong Kong, Kansas City, London, Manila, New York, San Francisco, Sarasota Springs, Singapore, Sydney, Tokyo and Toronto. Our web site is www.cboe.com. Information contained on or accessible through our website is not a part of this prospectus or any accompanying prospectus supplement, other than documents that we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus supplement.

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.
The risks and uncertainties we describe are those that we believe are material at this time relating to our business. Those risks and uncertainties, however, are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also significantly impact us. Any of these risks and uncertainties may materially and adversely affect our business, financial condition or results of operations, liquidty, and cash flows.
USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, among others, repayment or refinancing of debt, acquisitions, repurchases of our common stock, additions to working capital, capital expenditures or investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to their stated use.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, depositary shares, purchase contracts and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or other offering materials.

DESCRIPTION OF CBOE GLOBAL MARKETS CAPITAL STOCK
The following summary is a description of the material terms of Cboe Global Markets’ capital stock and is not complete. You should also refer to the Cboe Global Markets charter and the Cboe Global Markets bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Common Stock
Our only class of common stock is our voting common stock. Cboe Global Markets is authorized to issue up to 325,000,000 shares of voting common stock. As of December 31, 2022, there were 107,670,248 and 105,951,199 shares of voting common stock issued and outstanding, respectively. There are no redemption or sinking fund provisions applicable to our voting common stock. All outstanding shares our voting common stock are fully paid and non-assessable.
Voting
Each holder of Cboe Global Markets common stock is entitled to one vote for each share of Cboe Global Markets voting common stock. Any action at a meeting at which a quorum is present will be decided by a majority of the votes properly cast, except in the case of any contested election of directors, which will be decided by a plurality of votes cast. Cumulative voting for the election of directors is not provided for in the Cboe Global Markets charter.
Dividends
Each share of Cboe Global Markets voting common stock is entitled to receive a dividend if, as and when declared by the Cboe Global Markets board. Cboe Global Markets has paid quarterly dividends since its initial public offering in 2010 and intends to continue paying regular quarterly dividends to its stockholders. However, any decision to pay dividends on its common stock will be at the discretion of its board of directors, which may determine not to declare dividends at all or at a reduced amount. The Cboe Global Markets board’s determination to declare dividends will depend upon Cboe Global Markets’ profitability and financial condition, contractual restrictions, restrictions imposed by applicable law and the SEC and other factors that the board deems relevant. As a holding company with no significant business operations of its own, Cboe Global Markets depends entirely on distributions, if any, it may receive from its subsidiaries to meet its obligations and pay dividends to its stockholders. If these subsidiaries are not profitable, or even if they are and they determine to retain their profits for use in their businesses, Cboe Global Markets will be unable to pay dividends to its stockholders. Dividends may be paid either in cash, in property or in shares of Cboe Global Markets capital stock.
Liquidation Rights
In the event of a voluntary or involuntary liquidation, dissolution or winding up of Cboe Global Markets, the holders of Cboe Global Markets voting common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after Cboe Global Markets has paid in full all of its debts and after the holders of all outstanding series of Cboe Global Markets preferred stock, if any, have received their liquidation preferences in full.
Transfer Agent and Registrar
Broadridge Corporate Issuer Solutions, Inc. is the registrar and transfer agent for Cboe Global Markets voting common stock.
Listing
Cboe Global Markets voting common stock is listed on the Cboe BZX Exchange under the symbol “CBOE.”

Preferred Stock
Cboe Global Markets is authorized to issue up to 20,000,000 shares of preferred stock. As of December 31, 2022, there were no shares of preferred stock issued and outstanding. The Cboe Global Markets charter authorizes the Cboe Global Markets board to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. The terms of any shares of preferred stock offered pursuant to this prospectus will be set forth in an applicable prospectus supplement.
Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by the Cboe Global Markets board and approved by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of Cboe Global Markets stock entitled to vote on the matter, voting together as a single class.
Ownership and Voting Limits on Cboe Global Markets Common Stock
The Cboe Global Markets charter places certain ownership and voting limits on the holders of Cboe Global Markets common stock:
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No person (either alone or together with its related persons) may beneficially own directly or indirectly shares of Cboe Global Markets stock representing in the aggregate more than 20% of the then-outstanding shares of Cboe Global Markets stock; and

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No person (either alone or together with its related persons) is entitled to vote or cause the voting of shares of Cboe Global Markets stock beneficially owned directly or indirectly by that person or those related persons to the extent that those shares would represent in the aggregate more than 20% of the total number of votes entitled to be cast on any matter.

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The term “related persons” means, with respect to any person:

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all “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of such person;

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any person associated with a member (as the phrase “person associated with a member” is defined under Section 3(a)(21) of the Exchange Act);

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any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the capital stock of Cboe Global Markets;

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in the case of a person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 of the Exchange Act) or director of such person and, in the case of a person that is a partnership or a limited liability company, any general partner, managing member or manager of such person, as applicable;

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in the case of a person that is a natural person, any relative or spouse of such natural person, or any relative of such spouse who has the same home as such natural person or who is a director or officer of Cboe Global Markets or any of Cboe Global Markets’ parents or subsidiaries;

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in the case of a person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and

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in the case of a person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.

Unless certain requirements are satisfied, in the event that a person, either alone or together with its related persons, beneficially owns shares of Cboe Global Markets stock representing more than 20% of the then-outstanding shares of Cboe Global Markets stock, Cboe Global Markets will be obligated to redeem promptly, at a price equal to the par value of such shares of stock and to the extent that funds are legally available for such redemption, that number of shares of Cboe Global Markets stock necessary so that such person, together with its related persons, will beneficially own, directly or indirectly, shares of Cboe Global Markets stock representing in the aggregate no more than 20% of the outstanding shares of stock, after taking into account that such redeemed shares will become treasury shares and will no longer be deemed to be outstanding.
If any person (either alone or together with its related persons) is party to any agreement or arrangement relating to shares of Cboe Global Markets stock entitled to vote on any matter with any other person (either alone or together with its related persons) under circumstances that would result in shares of Cboe Global Markets stock that would be subject to such agreement or arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement or arrangement would be to enable any person with the right to vote any shares of Cboe Global Markets common stock, but for Article Sixth of the Cboe Global Markets charter, to vote or have the right to vote more than 20% of the outstanding votes entitled to be cast, then the person with such right to vote will not be entitled to vote (either alone or together with its related persons) to the extent that such shares represent more than the “recalculated voting limitation,” which means 20% of the number of then-outstanding votes assuming that all shares of stock subject to such agreement or arrangement are not outstanding votes entitled to be cast. Cboe Global Markets is required to disregard any votes purported to be cast in excess of the recalculated voting limitation.
The Cboe Global Markets board may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC prior to being effective), subject to a determination of the Cboe Global Markets board that:
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the acquisition of beneficial ownership in excess of the ownership limits or exercise of voting rights in excess of the voting limits or entering into such agreement or other arrangement will not impair the ability of Cboe Global Markets or any national securities exchange controlled, directly or indirectly by Cboe Global Markets, including, but not limited to Cboe (each, a “Regulated Securities Exchange Subsidiary”) to discharge its responsibilities under the Exchange Act and the rules and regulations thereunder and is otherwise in the best interests of Cboe Global Markets and its stockholders and the Regulated Securities Exchange Subsidiaries;

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the acquisition of beneficial ownership in excess of the ownership limits or exercise of voting rights in excess of the voting limits will not impair the SEC’s ability to enforce the Exchange Act;

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neither the person obtaining the waiver nor any of its related persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such person is seeking to obtain a waiver above the applicable ownership or voting percentage level; and

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for so long as Cboe Global Markets directly or indirectly controls a Regulated Securities Exchange Subsidiary, neither the person obtaining the waiver nor any of its related persons is a Trading Permit Holder (as defined in the bylaws of any Regulated Securities Exchange Subsidiary) or a related person of such Trading Permit Holder.

In making these determinations, the Cboe Global Markets board may impose conditions and restrictions on the relevant stockholder or its related persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of Cboe Global Markets.
The voting limitation does not apply to a solicitation of a revocable proxy by Cboe Global Markets or by Cboe Global Markets’ directors or officers on its behalf and also does not apply to a solicitation of a revocable proxy by a stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to a solicitation by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of Cboe Global Markets where the total number of persons solicited is not more than ten.
The Cboe Global Markets charter also provides that the Cboe Global Markets has the right to require any person and its related persons that the Cboe Global Markets board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including its related persons) that at any time beneficially owns 5% or more of Cboe Global Markets’ then-outstanding capital stock entitled to vote on any matter (and has not reported that ownership to Cboe Global Markets), to provide to Cboe Global Markets complete information as to all shares of Cboe Global Markets stock that such stockholder and it related persons beneficially owns, as well as any other factual matter relating to the applicability to such stockholder of the voting and ownership requirements outlined above as may reasonably be requested.
Certain Provisions of Our Charter and Bylaws
The Cboe Global Markets charter and Cboe Global Markets bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Cboe Global Markets board rather than pursue non-negotiated takeover attempts. These provisions include:
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Advance Notice Requirements.   The Cboe Global Markets bylaws establish advance notice procedures with regard to the nomination by stockholders of candidates for election as directors or the proposal by stockholders of business to be brought before meetings of stockholders. These procedures provide that notice of stockholder nominations and proposals must be timely and given in writing to Cboe Global Markets’ corporate Secretary. Generally, to be timely, notice must be received at the Cboe Global Markets’ principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain the information required by the Cboe Global Markets bylaws.

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Proxy Access.   The Cboe Global Markets bylaws provide that qualified stockholders can nominate candidates for election to the board of directors if such stockholders comply with the requirements contained in the bylaws within the designated time periods. Under the proxy access provisions of the Cboe Global Markets bylaws, any stockholder (or group of up to 20 stockholders) owning 3% or more of Cboe Global Markets’ common stock continuously for at least three years may nominate up to two individuals or 20% of Cboe Global Markets’ board of directors, whichever is greater, as director candidates for election to the board of directors, and require the Cboe Global Markets to include their nominees in the Cboe Global Markets’ annual meeting proxy statement if the stockholders and nominees satisfy the requirements contained in the Cboe Global Markets bylaws. These procedures provide that notice of these stockholder proposals must be timely given in writing to Cboe Global Markets’ corporate Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Cboe Global Markets no earlier than the open of business 150 calendar days and no later than the close of business 120 calendar days before the first anniversary of the date of the the Cboe Global Markets proxy statement in connection with the previous year’s annual meeting. The notice must contain certain information specified in the Cboe Global Markets bylaws.

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Special Meetings of Stockholders.   The Cboe Global Markets bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The board of directors may postpone, recess, reschedule or cancel any previously-scheduled special meeting of stockholders for any reasonable reason. Special meetings may not be called by any other person or persons.

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No Written Consent of Stockholders.   The Cboe Global Markets charter and Cboe Global Markets bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

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Amendment of Bylaws.   The Cboe Global Markets board may amend or repeal the Cboe Global Markets bylaws. Cboe Global Markets stockholders may adopt, amend or repeal any provisions of the Cboe Global Markets bylaws by obtaining the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of the Cboe Global Markets’ capital stock entitled to vote generally in the election of directors, voting together as a single class. However, for so long as Cboe Global Markets controls, directly or indirectly, any Regulated Securities Exchange Subsidiary, before any amendment or repeal of any provision of Cboe Global Markets bylaws is effective, such amendment or repeal must be submitted to the board of directors of each Regulated Securities Exchange Subsidiary and if such amendment or repeal must be filed with or filed with and approved by the SEC, then such amendment or repeal will not become effective until filed with or filed with and approved by the SEC, as the case may be.
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Preferred Stock.   The Cboe Global Markets board could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Cboe Global Markets’ outstanding common stock. See “— Preferred Stock” above.

Business Combinations with Interested Stockholders
Cboe Global Markets is subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person who, together with such entity or person’s associates and affiliates, beneficially owns 15% or more of the outstanding voting stock of the corporation.
Limitations on Liability and Indemnification of Officers and Directors
The Cboe Global Markets charter limits the liability of its officers and directors and provides that Cboe Global Markets will indemnify its officers and directors, in each case, to the fullest extent permitted by the DGCL.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued under an indenture dated as of January 12, 2017, by and between Cboe Global Markets and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “2017 indenture”) or a substantially identical indenture to be entered into by and between Cboe Global Markets and Deutsche Bank Trust Company Americas, as trustee (the “DB indenture” and, together with the 2017 indenture, the “indenture”). We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture. If you would like more information on the provisions of the indenture, you should review the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture before investing in our debt securities.
General
We may issue debt securities, at any time and from time to time, in one or more series without limitation on the aggregate principal amount. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of debt securities of any series outstanding, “reopen” that series of debt securities by issuing additional debt securities of that series having the same ranking, interest rate, maturity and other terms (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue) as the debt securities of that outstanding series. We will not, however, issue such additional debt securities of any series with the same CUSIP number as the outstanding series of debt securities if they are not fungible for U.S. federal income tax purposes with the outstanding series of debt securities. Any such additional debt securities will constitute part of the same series as such outstanding debt securities.
Any series of debt securities that we issue will be unsecured and will be either senior debt securities or subordinated debt securities. The terms of any series of debt securities will be set forth in (or determined in accordance with) a resolution of our board of directors or in a supplement to the indenture relating to that series. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
A supplement to this prospectus will describe specific terms relating to any series of debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. These terms will include some or all of the following:
•
the title of the series of debt securities and whether such debt securities are senior or subordinated;

•
any limit on the aggregate principal amount of the series;

•
the date or dates, or the method by which such date or dates will be determined or extended, of maturity;

•
the interest rate or rates, if any (which may be fixed or variable), or the formula or method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, or the method by which such date or dates shall be determined, interest payment dates and corresponding record dates, our right, if any, to defer or extend such interest payment dates and the corresponding record dates, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•
the place or places, if any, other than the corporate trust office of the trustee where the principal of (and premium, if any) and interest, if any, on the debt securities of the series shall be payable, where any debt securities of the series may be surrendered for registration of transfer, where debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and, if different than the location specified in the indenture, the place or places where notices or demands to or upon the Company in respect of the debt securities of the series and the indenture may be served;

•
the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option;

•
our obligation, if any, to redeem, repay or purchase debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency in which, and other terms and conditions upon which, debt securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

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if other than minimum denominations of $2,000 and integral multiples of $1,000 above such minimum denomination, the denomination or denominations in which any debt securities of the series shall be issuable;

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if other than the trustee, the identity of each security registrar and/or paying agent;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon an acceleration of the maturity thereof, upon redemption of the debt securities of the series which are redeemable before their stated maturity or upon surrender for repayment at the option of the holder thereof or which the trustee shall be entitled to claim pursuant the indenture or the method by which such portion shall be determined;

•
if other than the United States dollar, the currency or currencies in which payment of the principal of (or premium, if any) or interest, if any, on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions the indenture;

•
whether the amount of payments of principal of (or premium, if any) or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•
whether the principal of (or premium, if any) or interest, if any, on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the election date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so paid, in each case in accordance with, in addition to or in lieu of any of the provisions of the indenture;

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the designation of the initial exchange rate agent, if any, or any depositaries;

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whether the legal defeasance and/or covenant defeasance provisions are not applicable to the debt securities of the series and any provisions in modification of, in addition to or in lieu of any of the legal defeasance and covenant defeasance provisions of the indenture that shall be applicable to the debt securities of the series;

•
provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

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any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to debt securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the indenture;

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whether debt securities of the series are to be issuable initially in temporary global form, whether debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global debt security may exchange such interests for definitive debt securities of the series of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and if debt securities of the series are to be issuable in global form, the identity of any depositary therefor;

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the date as of which any temporary global debt security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first debt security of the series to be issued;

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the person to whom any interest on any debt security of the series shall be payable, if other than the holder as of the record date, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid, and the extent to which, or the manner in which, any interest payable on a permanent global security will be paid if other than in the manner provided in the indenture;

•
if debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

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whether, under what circumstances and the currency in which the Company will pay additional amounts to any holder on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

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if the debt securities of the series are to be convertible into or exchangeable for any other securities, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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whether the debt securities of the series are subject to subordination and, if so, the terms of such subordination; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series consistent with the Trust Indenture Act and the indenture.

We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held or resold, canceled or used by us to satisfy any sinking fund or redemption requirements.
Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate may be sold at a substantial discount below their stated principal amount. Special United States federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the applicable prospectus supplement.
Denominations, Registration, Transfer and Exchange
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global form and in minimum denominations of $2,000 and integral multiples of $1,000 above such minimum denomination, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “— Book-Entry Securities” below.
Debt securities of any series (other than debt securities in global form) will be exchangeable for other debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. Upon surrender for registration of transfer of any debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new debt securities of the same series in the same aggregate principal amount of any authorized denominations. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.
We will not be required to (i) issue, register the transfer of or exchange debt securities of any series during the period of 15 days before sending a notice of redemption of debt securities of that series and ending on the date of sending the relevant notice of redemption of such series, (ii) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except for the unredeemed portion of any debt security being redeemed in part or (iii) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except any portion of such debt security not to be so repaid.
Payment and Paying Agents
We will maintain an office or agency where debt securities of a series may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. Unless otherwise specified in the applicable prospectus supplement, the trustee’s corporate trust office will be the office at which such presentations, surrenders, notices and demands may be made.
We will give written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee.
The principal of, and premium (if any) and interest on, the debt securities of any series will be payable at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer to an account maintained by the payee located in the United States.
Restrictive Covenants
We will describe any restrictive covenants applicable to any series of debt securities in the prospectus supplement for the offering of such debt securities.
Certain Definitions
Set forth below is a summary of certain defined terms as used in the indenture. See Article One of the indenture for the full definition of all such terms.
“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other successor entities as have been sanctioned and approved by the SEC, approved by a significant segment of the accounting profession, that are applicable at the date of any relevant calculation or determination.
“Indebtedness” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures or other instruments for money borrowed, any borrowed money under any lease required to be capitalized under GAAP as in effect on the issue date or any liability under or in respect of any banker’s acceptance (other than a daylight overdraft).
“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.
“Significant Subsidiary” means, as of any determination date, any Subsidiary of Cboe Global Markets that satisfies the criteria for a “Significant Subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act as of the end of the most recently concluded fiscal quarter for which financial statements are available.
“Subsidiary” means, as applied, with respect to any Person, any corporation, partnership or other business entity of which, in the case of a corporation, more than 50.0% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50.0% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“U.S. Government Obligation” means (a) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof; and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in clause (a), which U.S. Government Obligation is held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
Events of Default
Under the indenture, “Event of Default” means, with respect to any series of debt securities:
(1)
failure to pay any interest when due and payable, which failure continues for a period of 30 calendar days;

(2)
failure to pay principal of (or premium, if any, on) any debt security of such series, when due and payable;

(3)
failure to make any sinking fund payment when due and payable;

(4)
our failure to perform, or breach of, any of the covenants or warranties in the indenture (other than a covenant or warranty included therein solely for the benefit of a series of debt securities other than the applicable series of debt securities), which failure or breach continues for a period of 90 calendar days after we have been notified of such failure or breach as provided in the indenture;

(5)
any nonpayment at maturity or other default (beyond any applicable grace period) of any other outstanding Indebtedness of the Company having an aggregate unpaid principal amount of at least $150,000,000, which default continues beyond any applicable grace period and results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof, unless such nonpayment or default has been cured or waived or such Indebtedness has been discharged in full within a period of 60 calendar days after we have been notified of such nonpayment or default as provided on the indenture;

(6)
the entry of one or more final judgments for the payment of money against us or any of our Significant Subsidiaries in excess of $150,000,000 individually or in the aggregate above available insurance or indemnity coverage that is not paid, discharged or otherwise stayed (by appeal or otherwise) within a period of 45 calendar days after the entry of such judgments;

(7)
specified events of bankruptcy, insolvency or reorganization involving the Company; and

(8)
any other Event of Default described in the applicable prospectus supplement.

The trustee will be required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders notice of all such uncured defaults actually known to a responsible officer of the trustee, except that:
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in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no such notice to holders will be given until at least 30 calendar days after the occurrence of such default; and

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other than in the case of a default of the character contemplated in clause (1), (2) or (3) above, the trustee may withhold such notice (and will have no liability in doing so) if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the applicable series of debt securities.

If an Event of Default described in clause (7) above occurs, the principal of, and any premium and accrued interest on the applicable series of debt securities will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. If any other Event of Default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the applicable series, by notice as provided in the indenture (with a copy to the trustee if given by the holders), may declare the principal amount of the series of debt securities to be due and payable immediately. However, at any time after a declaration of acceleration with respect to the applicable series of debt securities has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may, under specified circumstances provided in the indenture, rescind and annul such acceleration and waive any past defaults or Events of Default.
The 2017 indenture limits and the DB indenture will limit the right to institute legal proceedings. No holder of any debt security of any series has any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:
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such holder has previously given to the trustee written notice of a continuing Event of Default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made a written request to the trustee to institute proceedings;

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such holder or holders have offered security or indemnity satisfactory to the trustee to institute the proceeding as trustee;

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the trustee has failed to institute such proceeding within 60 calendar days after receipt of the written request and offer of security or indemnity satisfactory to the trustee; and

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during such 60-day period, the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with the written request.

However, the limitations described above will not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and any premium or interest on, such debt security on or after the applicable due dates expressed in such debt security.
The 2017 indenture contains and the DB indenture will contain a covenant that we will furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance. We will also be required to notify the trustee promptly, but in no event later than 30 business days, upon becoming aware of any event which after notice or lapse of time or both would become an Event of Default under clauses (4) or (6) above.
The 2017 indenture contains and the DB indenture will contain provisions entitling the trustee, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to the satisfaction of the trustee by the holders of the debt securities outstanding thereunder before proceeding to exercise any right or power under the indenture at the request or direction of the holders of such debt securities. The 2017 indenture also provides, and the DB indenture will also provide, that the holders of a majority in principal amount of the outstanding debt securities of any series or of a majority in principal amount of all outstanding debt securities affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercise any trust or power conferred on the trustee; provided that (i) such direction does not conflict with any rule of law or the indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction and (iii) the trustee need not take any action which might involve it in personal liability, as the trustee shall determine, or, with respect to actions relating to the outstanding debt securities of any one series, that is unduly prejudicial to the rights of holders of debt securities of the affected series not joining in the giving of such direction (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).
Modification of the Indenture
With the consent of the holders of a majority of the principal amount of all outstanding debt securities of a series, we may enter into a supplemental indenture that will then be binding upon that series. However, no change in a series of debt securities may be made in this way that:
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changes the maturity date of the principal of (or premium, if any) or any installment of principal of or interest on any debt security of such series or the terms of any sinking fund with respect to any debt security of such series;

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reduces the principal amount on any debt security of such series (or premium, if any) or the rate of interest (or manner of calculating the rate of interest), if any, thereon, or any premium payable upon the redemption thereof, or repayment thereof at the option of the holder thereof, or the date(s) or period(s) for any redemption or repayment thereof, or changes any obligation to pay additional amounts contemplated by the indenture, or reduces the amount of the principal of an original issue discount security of such series that would be due and payable upon an acceleration of the maturity thereof, or upon the redemption thereof, or the amount thereof provable in bankruptcy;

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adversely affects any right of repayment at the option of any holder of any debt security of such series, or changes any place of payment where, or the currency in which, any debt security of such series is payable;

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impairs the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be);

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modifies the provisions of the indenture with respect to the mandatory redemption of the debt securities of such series or the repayment of the debt securities of such series at the option of the holder in a manner adverse to any holder of any debt securities of such series;

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adversely affects any right to convert or exchange any debt security as may be provided in the indenture; or

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reduces the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the indenture which affects such series or certain defaults applicable to such series and their consequences provided for in the indenture, or reduces the requirements set forth in the indenture for quorum or voting with respect to debt securities of such series.

In addition, we may modify the indenture without the consent of the holders to, among other things:
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add covenants or Events of Default;

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change or eliminate provisions of the indenture so long as such changes become effective only when there is no outstanding debt security of any series which is entitled to the benefit of any such provision;

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make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

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provide for the issuance of additional debt securities of any series in compliance with and in accordance with the limitations set forth in the indenture;

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provide for the acceptance of appointment of a successor trustee, and to add or change any of the provisions of the indenture as necessary to provide for the administration of the trusts by more than one trustee;

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comply with the rules of any applicable securities depository; and

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cure any ambiguity or omission or correct or supplement any provision which may be defective or inconsistent with any other provision contained in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Defeasance
Unless otherwise provided in the applicable prospectus supplement, the following provisions shall apply to each series of debt securities.
With respect to any series of debt securities, except as described below, upon compliance with the applicable requirements of the indenture described below:
(1)
we will be deemed to have been discharged from our obligations with respect to the debt securities of such series; or

(2)
we will be released from our obligations to comply with certain covenants with respect to the debt securities of such series, and the occurrence of an event described in any of clauses (3), (4), (5), (6) and (8) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of such series, except to the limited extent described below.

This is referred to as “legal defeasance” and “covenant defeasance,” respectively.
Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of the debt securities of such series; replace destroyed, stolen, lost, or mutilated debt securities of such series; maintain an office or agency in respect of the debt securities of such series; hold funds for payment to holders of debt securities of such series in trust; to pay additional amounts with respect to temporary debt securities and to compensate and reimburse the trustee.
In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, cash, U.S. Government Obligations or a combination thereof that through the scheduled payment of principal and interest in accordance with their terms will provide, without reinvestment, money in an amount sufficient to pay all of the principal of, and any premium and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of the debt securities of such series. In addition, the following conditions must be satisfied:
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no Event of Default or event with which the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred with respect to the debt securities of such series and be continuing on the date of such deposit;

•
in the event of defeasance described in clause (1) above, we shall have delivered to the trustee an opinion of counsel to the effect that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable U.S. federal income tax law, in either case to the effect that, among other things, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as if such deposit, defeasance and discharge had not occurred;

•
in the event of any defeasance in clause (2) above, we shall have delivered to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner, and at the same times as if such deposit or defeasance had not occurred;

•
notwithstanding any other conditions stated in the indenture, such legal defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to terms of the debt securities of such series;

•
we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with; and

•
we shall have delivered to the trustee a certificate from a nationally recognized firm of independent accountants, or other person acceptable to the trustee, expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide the cash at such times and in such amounts as will be sufficient to pay the principal of and any premium and interest when due on the debt securities of such series or on any earlier date or dates on which the debt securities of such series will be subject to repurchase at the option of the holder.

If we fail to comply with our remaining obligations under the indenture after a defeasance with respect to the debt securities of such series as described under clause (2) above and the debt securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of cash and/or U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. If such a failure occurs, we will remain liable in respect of such payments.
Satisfaction and Discharge
The indenture will cease to be of any further effect with respect to any series of debt securities if:
•
all debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or

•
all debt securities of such series and, in the case of the following clause (i) or (ii), not previously delivered to the trustee for cancellation, (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and, in the case of each of clauses (i), (ii) and (iii) above, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount, in the currency in which such debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness of such debt securities at stated maturity or upon redemption, as the case may be, of such debt securities of such series not previously delivered to the trustee for cancellation, for principal, premium (if any) and interest to the stated maturity or redemption date, as the case may be;

and, in either case, we also will pay or cause to be paid all other sums payable under the indenture or such debt securities by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture.
This is referred to as “satisfaction and discharge.”
Book-Entry Securities
The debt securities of a series will be represented by one or more global securities. Unless otherwise indicated in the applicable prospectus supplement, the global security representing the debt securities of a series will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or other successor depositary we appoint and registered in the name of the depositary or its nominee. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.
We anticipate that DTC will act as depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully-registered global security will be issued with respect to each $500 million of principal amount of debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of debt securities of such series. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Neither we nor the trustee has any responsibility or liability for any act or omission of DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities through the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of a book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of Cede & Co (DTC’s partnership nominee). The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
Any notices required to be given to the holders while the debt securities are represented by a global security will be given to DTC. Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
In the case of a redemption where less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will consent or vote with respect to such debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities of the series are credited on the record date (identified in a listing attached to the omnibus proxy).
Principal of, and premium (if any) and interest on, the debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any) and interest to Cede & Co. is the responsibility of us or, if we have provided funds to the trustee, the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.
In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.
DTC may discontinue providing its services as depositary for the debt securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor depositary is not obtained, then debt security certificates must be delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, debt security certificates will be delivered.
Governing Law; Jury Trial Waiver
The 2017 indenture is and the DB indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The 2017 indenture is, and the DB indenture will be, subject to the provisions of the Trust Indenture Act that are required to be part thereof and shall, to the extent applicable, be governed by such provisions; provided that if any provision of the indenture modifies any Trust Indenture Act provision that may be so modified, such Trust Indenture Act provision shall be deemed to apply to the indenture as so modified; provided further that if any provision of the indenture excludes any Trust Indenture Act provision that may be so excluded, such Trust Indenture Act provision shall be excluded from the indenture.
The 2017 indenture provides and the DB indenture will provide that we and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated by the indenture.
Regarding the Trustees
Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, serves as trustee under the 2017 indenture. Deutsche Bank Trust Company Americas, or any successor thereto, will serve as trustee under the DB indenture. Deutsche Bank AG is one of a number of banks with which we maintain ordinary banking relationships.
The trustee under the indenture may resign with respect to one or more series of debt securities upon 30 days’ written notice to the Company or may be removed with respect to any series of debt securities upon 30 days’ written notice by act of the holders of a majority in principal amount of outstanding debt securities of such series and a successor trustee may be appointed to act with respect to each such series. In addition, the trustee under the DB indenture may be removed with respect to any series of debt securities upon 30 days’ written notice by act of the Company, provided that contemporaneously therewith the Company immediately appoints a successor trustee and no Default with respect to such Securities shall have occurred and then be continuing at such time. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each such trustee shall be a trustee under the indenture with respect to such different series separate and apart from the series administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

DESCRIPTION OF WARRANTS
The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and a combined capital and surplus of at least $50 million. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, our charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Conversion or Exchange of Preferred Stock
If the prospectus supplement relating to depositary shares provides that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by us or the depositary only if:
•
all outstanding depositary shares have been redeemed;

•
each share of preferred stock has been converted into or exchanged for common stock; or

•
there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.
DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.
PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in any of the following ways:
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directly to one or more purchasers;

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through underwriters, dealers or agents;

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as part of a consent solicitation; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any direct purchasers or any underwriters, dealers or agents and their compensation in a prospectus supplement.
We may indemnify the underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Cboe Global Markets, Inc. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2022, contains an explanatory paragraph that states management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022, excluded Cboe Digital Intermediate Holdings, LLC (formerly known as Eris Digital Holdings, LLC) and its subsidiaries, as well as Aequitas Innovations, Inc. and its subsidiaries, acquired on May 2, 2022 and June 1, 2022, respectively. The acquired businesses had aggregate total assets and total stockholders’ equity of $336.4 million and $302.2 million, respectively, and total revenues and revenues less cost of revenues of $22.8 million and $12.9 million, respectively, which are included in the Company’s consolidated financial statements as of and for the year ended December 31, 2022. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Cboe Digital Intermediate Holdings, LLC (formerly known as Eris Digital Holdings, LLC) and its subsidiaries, as well as Aequitas Innovations, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, you may obtain copies of some of this information by accessing Cboe Global Markets’ website at www.cboe.com under the heading “About Us,” and then under the link “Investor Relations.” However, information located on or accessible from our website is not a part of this prospectus or any accompanying prospectus supplement, other than documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” in this prospectus information in documents that we file with the SEC, which means that we may disclose important business and financial information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This prospectus incorporates by reference the documents filed by us with the SEC listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents, reports or filings, or portions of any documents, reports or filings, deemed to have been furnished and not filed in accordance with SEC rules.
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Annual Report on Form 10-K for the year ended December 31, 2022;

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Those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•
Current Report(s) on Form 8-K filed with the SEC on February 14, 2023.

We will provide you with a copy of any of these filings (other than any exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:
Cboe Global Markets, Inc.
Attn: Investor Relations
433 West Van Buren Street
Chicago, Illinois, 60607
Telephone: (312) 786-5600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate, subject to future contingencies, of the expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:
Registration Fee	*
FINRA Filing Fee	**
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

*
Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
The following is a description of the general effect of the General Corporation Law of the State of Delaware (the “DGCL”), the Cboe Global Markets, Inc. (“Cboe Global Markets”) Third Amended and Restated Certificate of Incorporation (the “Cboe Global Markets charter”) and certain contracts under which directors or officers of Cboe Global Markets may be insured or indemnified against liability which such directors or officers may incur in such capacity or entitled to have expenses incurred in defending against a proceeding seeking to hold such directors or officers so liable reimbursed in advance of the final disposition of such proceeding.
Pursuant to Section 145 of the DGCL, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon, in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.
The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.
Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Cboe Global Markets charter provides for such limitations on liability for its directors.
The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. Cboe Global Markets currently maintains liability insurance for its directors and officers. Such insurance is available to its directors and officers in accordance with its terms.
The Cboe Global Markets charter requires Cboe Global Markets to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of Cboe Global Markets, or, while a director or officer of Cboe Global Markets, is or was serving at the request of Cboe Global Markets as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding. Notwithstanding the foregoing, Cboe Global Markets is required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if (i) the commencement of such proceeding (or part thereof) by such covered person was authorized in the specific case by the Cboe Global Markets board of directors or (ii) the proceeding was initiated by a covered person to recover requested indemnification or advancement of expenses provided by the Cboe Global Markets charter that Cboe Global Markets has not paid.
In addition, under the Cboe Global Markets charter, Cboe Global Markets is obligated to, to the extent not prohibited by law, pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding. However, Cboe Global Markets is not required to advance any expenses to a person against whom Cboe Global Markets directly brings an action, suit or proceeding alleging that such person (i) committed an act or omission not in good faith or (ii) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to Cboe Global Markets of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

The Cboe Global Markets charter provides that if a claim for indemnification (following the final disposition) or advancement of expenses under the Cboe Global Markets charter is not paid in full within 30 days after a written claim therefor by the covered person has been received by Cboe Global Markets, the covered person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action Cboe Global Markets shall have the burden of proving that the covered person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Finally, Cboe Global Markets has entered into an Amended and Restated Director Indemnification Agreement with each of its directors (the “Indemnification Agreement”). In general, the Indemnification Agreement provides that Cboe Global Markets will indemnify the director, to the fullest extent permitted by applicable law, against all expenses, judgments, fines and amounts paid in settlement (including all interest thereon) actually and reasonably incurred in connection with the director’s service to, or at the request of, Cboe Global Markets. This indemnification is only available if the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Cboe Global Markets, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Under the Indemnification Agreement, no indemnification shall be made in respect of any claim, issue or matter as to which the director is judged liable to Cboe Global Markets unless the Delaware Court of Chancery determines that the director is fairly and reasonably entitled to indemnity for such expenses. In addition, the Indemnification Agreement specifies those other matters for which Cboe Global Markets shall not be obligated to make any indemnity, including with respect to any amount paid in settlement absent prior written consent to such settlement by Cboe Global Markets and amounts otherwise indemnifiable under any insurance policy or similar agreement.
In addition and subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the director in connection with any proceeding covered by the Indemnification Agreement to the extent not prohibited by law. In order to obtain such advancement of expenses, the director must provide Cboe Global Markets with an undertaking to repay all amounts if it is ultimately determined that the director is not entitled to indemnification for such expenses.
The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the director may be entitled, including any rights arising under applicable law, the Cboe Global Markets charter and bylaws, any other agreement, vote of stockholders or resolution of directors, or otherwise.
Item 16.   Exhibits.
See the Exhibit Index.
Item 17.   Undertakings.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Number	Description
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34774) filed on October 17, 2017
3.2	Seventh Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34774) filed on August 5, 2021
4.1*	Form of Specimen Common Stock Certificate
4.2*	Certificate of Designation for Preferred Stock
4.3	Indenture, dated as of January 12, 2017, by and between Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-34774) filed on January 12, 2017
4.4	Form of Indenture to be entered into by and between the Cboe Global Markets, Inc. and Deutsche Bank Trust Company Americas, as trustee
4.5*	Form of Senior Note
4.6*	Form of Warrant Agreement (including form of Warrant Certificate)
4.7*	Form of Subscription Right
4.8*	Form of Deposit Agreement (including form of Deposit Receipt)
4.9*	Form of Purchase Contract
4.10*	Form of Unit Agreement (including form of Unit Certificate)
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of KMPG LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Powers of attorney (included in signature page to this Registration Statement)
25.1	Form T-1 Statement of Eligibility of Computershare Trust Company, National Association, as successor trustee
25.2	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas, as trustee
107	Filing Fee Table

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 17, 2023.
CBOE GLOBAL MARKETS, INC.
By:
/s/ Edward T. Tilly

Name:
Edward T. Tilly

Title:
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Edward T. Tilly and Patrick Sexton his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 17, 2023.
Signature	Title
/s/ Edward T. Tilly Edward T. Tilly	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Brian N. Schell Brian N. Schell	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Jill M. Griebenow Jill M. Griebenow	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ William M. Farrow III William M. Farrow III	Director
/s/ Edward J. Fitzpatrick Edward J. Fitzpatrick	Director
/s/ Ivan K. Fong Ivan K. Fong	Director

Signature	Title
/s/ Janet P. Froetscher Janet P. Froetscher	Director
/s/ Jill R. Goodman Jill R. Goodman	Director
/s/ Alexander J. Matturri Alexander J. Matturri	Director
/s/ Jennifer J. McPeek Jennifer J. McPeek	Director
/s/ Roderick A. Palmore Roderick A. Palmore	Director
/s/ James E. Parisi James E. Parisi	Director
/s/ Joseph P. Ratterman Joseph P. Ratterman	Director
/s/ Eugene S. Sunshine Eugene S. Sunshine	Director
/s/ Fredric J. Tomczyk Fredric J. Tomczyk	Director